UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 17, 2006

TELIK, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31265	93-0987903
(Commission File No.)	(IRS Employer Identification No.)

3165 Porter Drive

Palo Alto, California 94304

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 845-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 17, 2006, Telik, Inc. (the “Company”), based on the action of the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) with respect to current executive officers of the Company, approved the terms of an Executive Officer Bonus Plan, set 2006 annual base salaries for the Company’s “named executive officers” (as defined in applicable SEC rules), and awarded bonuses for services performed during 2005 by the named executive officers.

The bonuses paid under the Company’s Executive Officer Bonus Plan (the “Plan”) are designed to attract, motivate, and retain the Company’s executive officers and are based on the performance of Telik and the individual executive officer, as determined by the Board or the Committee. A bonus may be paid to each of the Company’s executive officers equal to 0% to 150% of the executive officer’s base salary. The amount of each bonus (if any) will be determined by the Board or the Committee based upon the achievement of the Company’s corporate objectives and the executive officer’s achievement of individual goals (if any). The amount will also depend upon the extent to which actual performance meets, exceeds, or falls short of the corporate objectives and any individual goals, and upon the level of the Company’s then current or anticipated cash reserves. The Committee may assign an importance weight to each goal and objective considered, and a performance rating to each such goal and objective. The Board or the Committee may modify the corporate or individual performance goals at any time based upon business changes. The Plan continues in effect for each fiscal year following its adoption until such time as the Board or the Committee amends, repeals, or replaces the Plan.

The annual base salaries for 2006 and bonuses for services performed during 2005 for the following named executive officers are as follows:

Executive Officer	2006 Salary	2005 Bonus
Michael M. Wick President and Chief Executive Officer	$494,000	$475,000
Cynthia M. Butitta Chief Operating Officer and Chief Financial Officer	$344,000	$275,000
Reinaldo F. Gomez Senior Vice President, Product Development	$312,000	$75,000
Marc L. Steuer Senior Vice President, Business Development	$300,000	$50,000
William P. Kaplan Vice President, General Counsel and Corporate Secretary	$240,000	$50,000

The amount of the bonus to be paid to each named executive officer was determined, pursuant to the terms of the bonus plan for 2005, based on the Committee’s assessment of the achievement of specified corporate objectives in 2005, including the completion of milestones relating to the progress of the Company’s clinical trials, planning and commercialization initiatives, corporate financial objectives, and clinical research and development programs, as well as the achievement of individual performance goals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIK, INC.

Dated: February 24, 2006

	By:	/s/ Cynthia M. Butitta
Cynthia M. Butitta
Chief Operating Officer and Chief Financial Officer